Exhibit 99.1

micromobility.com Inc. Appoints Gian Luca Spriano as CFO, Embarking on a Bold Management Restructuring for Future Success and Plan for Profitability

NEW YORK – December 12, 2023 – micromobility.com Inc. (NASDAQ: MCOM) in a strategic move to bolster its executive team and strengthen its path to profitability, today announced the confirmation of Gian Luca Spriano as its Chief Financial Officer (“CFO”).

This announcement follows closely on the heels of a significant financial achievement where the company successfully reduced its debt burden, enhancing its financial stability and setting a firm course for future profitability. Gian Luca Spriano, who previously served as the interim CFO and has been with the Company since 2018, has been instrumental in the recent restructuring of the company’s debt. His expertise and leadership in finance have proven pivotal in navigating the company through complex financial negotiations, resulting in a substantial reduction of the company’s debt load from $15,000,000 to $5,750,000. This strategic financial maneuver not only reflects the company's resilience but also underscores its commitment to sound financial management and long-term growth.

CEO Salvatore Palella expressed his confidence in Spriano’s appointment, stating, “Gian Luca’s exceptional financial acumen and strategic foresight have already proven invaluable to micromobility.com Inc during his interim appointment. As we enter a new phase of growth and management restructuring, his role as CFO will be central to driving our mission of becoming a sustainable and profitable leader in the urban mobility sector.” Alongside the appointment of Gian Luca Spriano as CFO, micromobility.com Inc. is also initiating a comprehensive management restructuring.

This initiative, led by CEO Salvatore Palella and CFO Gian Luca Spriano, aims to streamline operations, foster innovation, and position the company at the forefront of the urban mobility industry. The restructuring plan is designed to leverage the company’s newfound financial flexibility, enabling it to capitalize on emerging market opportunities and drive sustainable growth. “As we embark on this exciting phase of management restructuring, our focus is unwavering: to achieve long-term profitability and success. With Gian Luca Spriano as our CFO, we are more equipped than ever to navigate the challenges ahead and seize the opportunities that lie in the dynamic landscape of urban mobility,” added Palella.

The appointment of Gian Luca Spriano as CFO and the ongoing management restructuring underscore micromobility.com Inc.’s commitment to operational excellence, financial strength, and strategic growth. The company is poised to keep redefining the urban mobility space with its innovative solutions and a strong leadership team at the helm.

About micromobility.com Inc.

micromobility.com Inc., a disruptive leader in the micromobility sector, founded by Salvatore Palella in 2015, combines expertise in retail, shared services, and vehicle rentals to revolutionize urban transportation. With operations spanning across the US and Europe, the holding group encompasses shared micromobility solutions through micromobility.com Inc., vehicle rentals via Wheels Labs Inc. and e-commerce and planned brick-and-mortar stores via the micromobility.com brand. Committed to providing eco-friendly, affordable solutions and enhancing global accessibility, micromobility.com Inc. sets the standard for professional excellence in the micromobility landscape. For more information visit www.micromobility.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

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press@micromobility.com